UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
January 28, 2009

Date of report (Date of earliest event reported)
HUBBELL INCORPORATED
(exact name of registrant as specified in its charter)

CONNECTICUT	1-2958	06-0397030

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
584 Derby Milford Road, Orange, Connecticut 06477-4024

(Address of Principal Executive Offices) (Zip Code)
(203) 799-4100

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE

ITEM 2.02 Results of Operations and Financial Condition.
On January 28, 2009, Hubbell Incorporated (the “Company”) reported net income of $46.3 million in the fourth quarter of 2008 as compared to net income of $48.0 million reported for the fourth quarter of 2007. Earnings per diluted share of $0.82 were unchanged from the fourth quarter last year. The Company also reported net income of $222.7 million and earnings per diluted share of $3.94 for the full year ended December 31, 2008, as compared to net income of $208.3 million and earnings per diluted share of $3.50 reported for the full year ended December 31, 2007.
     A copy of the January 28, 2009 press release is attached hereto as an Exhibit 99.1.
     INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — Certain of the statements contained in this report and the exhibit attached hereto, including, without limitation, statements as to management’s good faith expectations and belief are forward-looking statements. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED
By:	/s/ David G. Nord
	Name:	David G. Nord
	Title:	Senior Vice President and Chief Financial Officer

Date: January 28, 2009

EXHIBIT INDEX

EXHIBIT NO.	DOCUMENT DESCRIPTION

99.1	Press Release dated January 28, 2009 pertaining to the financial results of the Company for the fourth quarter and year ended December 31, 2008.